SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.   20549



                           Form 8-K/A
                         Amendment No. 1

                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): October 30, 1995


               DAIRY MART CONVENIENCE STORES, INC.
     (Exact name of registrant as specified in its charter)



           Delaware                0-12497          04-2497894
(State or Other Jurisdiction  (Commission File     (IRS Employer
      of Incorporation)            Number)        Identification
                                                      Number)


One Vision Drive, Enfield, Connecticut                06082
(Address of Principal Executive Offices)            (Zip Code)



Registrant's telephone number, including area code: (203) 741-4444



                               N/A
 (Former name or former address, if changed since last report.)

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     The purpose of this Form 8-K/A Amendment No. 1 is to amend the previously filed Form 8-K of Dairy Mart Convenience Stores, Inc. filed with the Securities and Exchange Commission on October 31, 1995 by amending Items 5 and 7 thereof. Such Items are set forth in full in this Form 8-K/A Amendment No. 1.

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     Item 5. Other Events


     On October 30, 1995, Charles Nirenberg, a director and shareholder of the Company, and two of his affiliates, FCN Properties Corporation ("FCN") and The Nirenberg Foundation, Inc. (the "Foundation"), entered into an Agreement (the "Agreement") with the Company and Mr. Robert B. Stein, Jr., a director and the President and Chief Executive Officer of the Company, and Mr. Gregory G. Landry, a director and the Executive Vice President and Chief Financial Officer of the Company, for purposes of settling the dispute between Mr. Nirenberg and the Company's management with respect to control of the Company.

     Mr. Stein, Mr. Landry, Mr. Nirenberg and Mitchell J. Kupperman, a director and the Executive Vice President - Human Resources of the Company, are partners of (i) New DM Management Associates I ("DM Management I"), and (ii) New DM Management Associates II ("DM Management II"). Frank Colaccino is also a partner of DM Management II. DM Management I and DM Management II are the general partners of DM Associates Limited Partnership ("DM Associates"), a limited partnership that owns a majority of the outstanding shares of the Class B Common Stock of the Company. Mr. Nirenberg and Mr. Kupperman have the right, by virtue of holding a majority of the partnership interests of DM Management I, to vote 50% of the total voting power of the Common Stock of the Company and a majority of the voting power of the Class B Common Stock, pursuant to the partnership agreements of DM Associates and DM Management I.

     Mr. Nirenberg has nominated five directors to be elected at the Company's annual meeting of the stockholders, originally scheduled to be held on October 31, 1995. Mr. Nirenberg, together with Mr. Kupperman, would have been able, by virtue of holding a majority of the partnership interests of DM Management I, to elect his nominees at the Company's annual meeting. Mr. Nirenberg's nominees, if elected, would have constituted a majority of the Company's seven member Board of Directors.

     Pursuant to the Agreement, the Company has agreed (i) to purchase from Mr. Nirenberg and the Foundation all of their respective limited partner interests in DM Associates, (ii) to purchase from Mr. Nirenberg all of his general partner interests in DM Management I and DM Management II, (iii) to purchase from FCN all of its right, title and interest in and ownership of a 9% Secured Promissory Note, dated March 12, 1992 (the "CDA Note"), in the principal amount of $7,100,000 originally made by DM Associates in favor of the Connecticut Development Authority (the "CDA") and subsequently assigned by the CDA to FCN on or about September 30, 1994, and all of FCN's right, title and interest in 1,220,000 shares of Class B Common Stock pledged by DM Associates as security for the payment of the CDA Note, and all of FCN's right, title and interest in all of the agreements (including security agreements and documents) executed by DM Associates in connection with the CDA Note and/or the loan evidenced thereby, and (iv) to purchase from Nirenberg, FCN and the Foundation all of their

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respective right, title and interest in and to the letter
agreements entered into by Nirenberg, FCN and/or the Foundation with the Company, the other limited partners of DM Associates and/or the other general partners of DM Management I and DM Management II in connection with the reconstitution of DM Associates and its general partners.

     The aggregate cash consideration to be paid by the Company to Mr. Nirenberg, FCN and the Foundation pursuant to the Agreement is $13,150,000. Of such aggregate cash consideration, $10,000,000 represents the purchase price payable by the Company for the respective interests of Mr. Nirenberg, FCN and the Foundation referred to in the paragraph above. In addition, the Company has agreed to pay to Mr. Nirenberg the sum of $2,300,000 in consideration of Mr. Nirenberg's agreement not to compete against the Company and Mr. Nirenberg's agreement to allow the Company to use Mr. Nirenberg's name and likeness in its advertising and marketing materials, subject to Mr. Nirenberg's prior review and consent. The Company has also agreed to reimburse Mr. Nirenberg and FCN for up to $850,000 of previously unreimbursed fees and expenses incurred by Mr. Nirenberg and FCN from and after January 25, 1995 in connection with their activities relating to the Company.

     The closing of the transactions contemplated under the Agreement (the "Closing") is subject to the satisfaction of several conditions precedent, including, among others, that (i) the Company obtains financing on terms acceptable to the Company, (ii) the Company obtains all required consents and waivers from its bank lenders and from the holders of its Senior Subordinated Notes due 2004 (the "Senior Notes") in connection with the transactions contemplated by the Agreement, and (iii) all required waivers, consents and releases of the partners of DM Associates, DM Management I, DM Management II and the CDA are obtained. The Agreement provides that the Closing must occur on or prior to November 29, 1995. If the Closing does not occur on or prior to November 29, 1995, the Agreement will terminate and neither the Company nor Mr. Nirenberg, FCN and the Foundation will have any obligation to consummate the transactions contemplated under the Agreement.

     In light of the Agreement, the Company adjourned its 1995 Annual Meeting of Stockholders (the "Annual Meeting"), originally scheduled for October 31, 1995, to November 30, 1995. Such adjournment was necessary in order to give the Company sufficient time to be in a position to seek to consummate the transactions contemplated under the Agreement.

     In connection with the execution and delivery of the Agreement by the parties thereto, Mr. Nirenberg has been reappointed as Chairman of the Board of Directors of the Company (the "Board"), the Board has been expanded from seven to nine directors, and two of Mr. Nirenberg's nominees, Thomas O'Brien and Howard Jacobson, have been temporarily elected to the Board. The Agreement requires that Messrs. Nirenberg, Kupperman, O'Brien, Jacobson, Landry and Stein tender their respective resignations from their positions as directors of the Company, and that all of such resignations be held in escrow by Stanford N. Goldman, Jr., an Assistant Secretary of the Company. The resignations of each of Messrs. Nirenberg,
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Kupperman, O'Brien and Jacobson will be released from escrow and become effective only if the transactions contemplated under the Agreement are consummated. The resignations of each of Messrs. Stein and Landry will be released from escrow and become effective only if the transactions contemplated under the Agreement are not consummated on or prior to November 29, 1995.

     Pursuant to the Agreement, Mr. Nirenberg has agreed, among other things, that, so long as the Agreement is in effect, neither he nor his affiliates will vote or purport to take action by written consent with respect to any of the Company's capital stock. In the event that the Closing occurs on or prior to November 29, 1995, the Agreement requires that, to the extent requested by Messrs. Landry and Stein immediately prior to the Closing in their capacities as general partners of DM Management I, Mr. Nirenberg will cause the shares of Class B Common Stock held by DM Associates over which New DM Management I exercises voting control to be voted in favor of the election of the slate of persons nominated by the Board for election as directors of the Company and in accordance with the recommendation of the Board with respect to the other matters to be considered at the Annual Meeting.

     The Agreement also provides that the Company and Messrs. Stein and Landry will not take any action (including any action to dissolve DM Associates or any of its general partners) that
(i) would impair, impede or frustrate the ability of Mr. Nirenberg to vote at the Annual Meeting the shares of Class B Common Stock held by DM Associates over which New DM Management I exercises voting control in a manner determined by Mr. Nirenberg in his sole discretion in the event that the Closing does not occur on or prior to November 29, 1995, and (ii) would change the record date for the Annual Meeting. In addition, the Agreement provides that, from October 30, 1995 until the Closing, the Company will not issue any voting securities, except pursuant to the Company's employee stock purchase plan or pursuant to stock options granted prior to October 30, 1995 under the Company's stock option plans, and except for securities issued by the Company in order to finance the payments to be made to Mr. Nirenberg, FCN and the Foundation under the Agreement.

     The Company does not know at this time whether the conditions set forth in the Agreement will be satisfied so that the transactions contemplated by the Agreement can be consummated.

     Item 7. Exhibits


     The following exhibits are filed as part of this report on Form 8-K pursuant to Item 601 of Regulation S-K:

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     Exhibit 10.1 - Agreement dated as of October 30, 1995
     among Dairy Mart Convenience Stores, Inc., Charles
     Nirenberg, FCN Properties Corporation and The Nirenberg
     Family Charitable Foundation, Inc.

     Exhibit 10.2 - Letter dated October 30, 1995 to Mitchell
     J. Kupperman from Dairy Mart Convenience Stores, Inc.,
     Robert B. Stein, Jr. and Gregory G. Landry.


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                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, Dairy Mart Convenience Stores, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 DAIRY MART CONVENIENCE
Date:  November 20, 1995            STORES, INC.

                                 By: /s/ Gregory G. Landry
                                    ---------------------------
                                    Gregory G. Landry
                                    Its Executive Vice
                                    President and Chief
                                    Financial Officer

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